UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2018

QRONS INC.
(Exact name of registrant as specified in its charter)

Wyoming
(State or other jurisdiction of incorporation)

000-55800	81-3623646
(Commission File Number)	(IRS Employer Identification No.)

777 Brickell Avenue, Suite 500, Miami, Florida 33131
 (Address of principal executive offices) (Zip Code)

(786)-620-2140
(Registrant's telephone number, including area code)

----------------------------------------------------------------------
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [X]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Section 1-Registrant's Business and Operations
Item 1.01 Entry into a Material Definitive Agreement

On April 16, 2018, Qrons Inc. (the "Company") entered into a one-year advisory board member consulting agreement ("Advisory Board Agreement") with Chenfeng Ke, pursuant to which he will serve on the Company's Scientific Advisory Board. The Advisory Board Agreement (a form of which was filed as an exhibit to the Company's Annual Report on Form 10-K filed with the SEC on March 2, 2018) will automatically renew for up to two additional one-year periods, unless earlier terminated by either party upon 30 days' prior written notice to the other party. In consideration for serving on the Scientific Advisory Board, the Company granted an option to purchase 30,000 shares of its common stock to Mr. Ke.

Section 8 – Other Events
Item 8.01 Other Events

On April 20, 2018, the Company issued a press release announcing the appointment of Chenfeng Ke to the Company's Scientific Advisory Board.

Section 9 – Financial Statements and Exhibits
Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No. Description

99.1             Press Release, dated April 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QRONS INC.

Date: April 20, 2018	By:	/s/Jonah Meer
Name: Jonah Meer
Title: Chief Executive Officer

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